EXHIBIT 23.2

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Tanning Technology Corporation 1997 Stock Option Plan and the Tanning Technology Corporation 1998 Stock Option Plan of our report dated February 26, 1999, except for Note 4, as to which the date is May 17, 1999, with respect to the consolidated financial statements and schedule of Tanning Technology Corporation included in its Registration Statement Form S-1 No. 333-78657 for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Denver, Colorado
July 26, 1999